EXHIBIT 99.1

ZVUE Announces Restructuring

The Company streamlines its website operations and completes transactions with key stakeholders

Amendment to eBaumsWorld Agreements and financing for media player business realign operations, earn-outs and financing with business and financial objectives

San Francisco, CA - July 22, 2008—ZVUE Corporation (NASDAQ: ZVUE), a global digital entertainment company, announced today that it has completed a significant restructuring which includes renegotiation of several key agreements aimed at better positioning the Company for future growth and maximizing shareholder value.

Specifically, the Company restructured several agreements with Eric Bauman and his affiliates, from whom the Company purchased ebaumsworld.com from on October 31, 2007, in order to accomplish several operational, financial and strategic enhancements. The Company also secured financing for current and future purchase order agreements, as well as completed several cost saving initiatives.

Under the terms of the agreements:

7)
The Company has centralized operations of all PopSauce network websites in Rochester, NY, under the management of Eric Bauman. In conjunction, it has discontinued its San Francisco and overseas web operations. As a result of centralizing its web operations, the Company expects to yield improved performance across the PopSauce network, enabling growth in revenue as well as realizing annual cost savings of approximately $1.4 million.

8)
The performance earn out related to the Company’s 2007 acquisition of eBaumsworld, which previously called for cash payments of up to $417,000 per quarter up to a maximum of $2.5 million based on successful completion of certain development projects, has been amended to have payouts based on achievement of mutually agreed business or financial targets. The Company’s current potential cash obligation of $417,000 has been settled for $250,000 payable immediately with an additional $150,000 payable over five months. The maximum remaining performance earnout payout has been reduced from approximately $1.25 million to $1.05 million and is now payable in cash or the stock at the Company’s option, based on the achievement of business targets for operations.

9)
The financial earn out related to the 2007 acquisition of eBaumsworld has been modified to be based strictly on cash flows from website operations, whereas the previous arrangement was based on pageviews achieved by ebaumsworld.com. Under the new deal, no financial earn out will be due until the websites generate more than $3 million dollars in cash flow. The maximum potential payout has been increased from $27.5 million to $32.7 million, and the earnout period has been extended until 2012.

10)
Certain existing agreements related to stock held in escrow pursuant to the Company’s 2007 acquisition of eBaumsworld have been modified, whereby receipt of the escrowed stock has either been deferred or tied to accomplishment of specific performance objectives including substantially increased revenue targets.

11)
In consideration for the amendments and increased responsibility that they have assumed for the PopSauce Network, the Company issued a total of 500,000 fully vested shares to Eric and Neil Bauman at closing.

In addition to the cost savings expected from the restructuring of the website operations, over the last several months the Company has also eliminated another $400,000 of costs from its corporate overhead structure.

Additionally, the Company announced that it has completed a secured financing for ZVUE Products, its media player business. The financing, which closed July 15, 2008, allows the company to draw up to $1.0 million to finance purchase order commitments associated with the sale of MP3 and Video MP3 players with mass market retailers. The lender is the Company’s CTO, who is also a director and beneficial owner of more than 10% of the company’s common stock. The financing carries a prime plus seven percent interest rate and matures on September 30, 2008. As part of the financing, the Company also issued to 350,000 fully vested 3 year warrants with an exercise price of $0.16 to the lender.

“Today’s announcements show significant progress toward building our business. We have streamlined our web operations and reduced our operating costs. We have realigned our business objectives and have received financing to fund growth in our product business, which gives us additional flexibility as that business grows and frees up cash for our entire operation. These new agreements in combination with the standstill agreement that we completed earlier this month with YA Global Investments LLP, demonstrate real commitments from all three of our major stakeholders,” stated Oscodar.

“I am excited to lead the entire PopSauce network,” stated Eric Bauman. “We see tremendous opportunity to drive revenue growth with the network. Our dedicated team in Rochester has a ten-year track record of delivering what our audience wants to see, while maintaining an extremely efficient cost structure. We look forward to bringing our talents to the entire network and extracting its true value.”

About ZVUE Corporation
ZVUE Corporation (NASDAQ: ZVUE) is a global digital entertainment company. Its Popsauce Network™ (comprised of eBaumsWorld.com, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com and ZVUE.com) is consistently among the top-five companies providing user-generated video online. ZVUE™ personal media players are mass-market priced and currently available for purchase online and in Wal-Mart stores throughout the U.S. For more information, visit www.zvue.com.

ZVUE, HandHeld Entertainment, popsauce network, eBaum’s World, ZVUE Networks, eBaumsWorld.com, Putfile.com, HolyLemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com, and ZVUE.com are trademarks of ZVUE Corporation. All other trademarks are property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) future financial results and financing requirements; (ii) development of new products and service offerings; (iii) the company’s ability to monetize, grow users and obtain synergies from acquired user-generated content providers; (iv) the company’s ability to integrate acquisitions; (v) the effectiveness, profitability, and marketability of the company’s current and prospective products and services; (vi), the impact of current, pending, or future legislation and regulation on the company’s industry; and (vii) the impact of competitive products, services, pricing or technological changes. More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Reports under the Securities Exchange Act of 1934, as amended, and the company’s Registration Statement on Form S-3/A, as amended, which was declared effective by the SEC on February 12, 2008. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements included in this release are made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements.

Media contact: Hank Kim, 917-647-0500 hank@hankkimconsulting.com

Investor contact: Howard Gostfrand/David Sasso, 305-918-7000 info@amcapventures.com